Exhibit 4(a)

GREENBELT RESOURCES CORPORATION

Regulation A Offering

SUBSCRIPTION AGREEMENT

Print Name of Subscriber: ______________

Amount Paid: $_______________

Number of Common Shares: _______________

Greenbelt Resources Corporation

SUBSCRIPTION DOCUMENTS

OFFERING OF A MAXIMUM OF 80,000,000 SHARES OF COMMON STOCK,

PAR VALUE $0.001 PER SHARE

$0.20 PER SHARE

MINIMUM PURCHASE $5,000 (25,000 SHARES)

____________________, 2016

SUBSCRIPTION INSTRUCTIONS

(Please read carefully)

Each subscriber (each, an “Investor”) for the Greenbelt Resources Corporation, a Nevada Corporation (the “Company”), must complete and execute this subscription agreement and the other documents referred to below (as defined further herein, the “Subscription Documents”) in accordance with the instructions set forth below. This Subscription Agreement is an exhibit to the Regulation A Offering Circular related to the sale of the Company’s shares of common stock (the “Offering Circular”).

Two copies should be executed by the Investor and he or she mail both to Attn: Stock sales, Greenbelt Resources Corporation, 3500 Dry Creek Road, Unit 6, Paso Robles, CA 93446. The Company will execute the agreement and return a copy to the Investor and direct its transfer agent to issue Investor shares in book form or physical certificate (mailed to the address given in your subscription documents) as preferred by the Investor. If the Investor is silent as to his preference, stock will be issued in book form as is highly recommended. Wire transfer instructions will be provided by Company to any investor seeking to do so – please call 888-995-4726 for those instructions.

Payment for the Securities should be made by check payable to the Company and enclosed with the documents as directed in Sections I - IV below.

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I. These Subscription Documents contain all of the materials necessary for you to purchase the Common Shares. This material is comprised of the following:

●	This Subscription Agreement; and

●	The Investor Suitability Questionnaire attached hereto.

II. All investors must complete in detail, date, initial, and sign the Subscription Documents where appropriate. All applicable sections must be filled in.

III. Payment for the Common Shares must be made by check or electronic transfer as provided below:

Please make your check payable, in the appropriate amount, for the number of Common Shares purchased at Twenty Cents ($.20) per Share with a minimum purchase of Twenty Five Thousand (25,000) Shares for Five Thousand Dollars ($5,000.00) Dollars, to Greenbelt Resources Corporation. Your check should be enclosed with two copies of your signed and executed subscription documents and mailed to:

Attn: Stock sales

Greenbelt Resources Corporation

3500 Dry Creek Road, Unit 6

Paso Robles, CA 93446

Wire transfer instructions will be provided by Company to any investor seeking to do so – please call 888-995-4726 for those instructions.

IV SPECIAL INSTRUCTIONS

FOR CORPORATIONS. Include copy of Board resolution designating the corporate officer authorized to sign on behalf of the corporation, a Board resolution authorizing the investment, and financial statements.

FOR PARTNERSHIPS. Provide a complete copy of the partnership agreement, questionnaire, and financial statements for each General Partner.

FOR TRUSTS. Provide a complete copy of the instruments or agreements creating the trust, as amended to date.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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Subscription Agreement

To:

Greenbelt Resources Corporation

3500 Dry Creek Road, Unit 6

Paso Robles, CA 93446

Gentlemen:

1.	Subscription. The undersigned hereby subscribes for __________ shares of Common Stock. par value $0.001 per share (the “Shares”) of Greenbelt Resources Corporation (the “Company”), a Nevada Corporation, and agrees to purchase same from the Company for an aggregate purchase amount of $___________ (the “Purchase Amount”) upon the terms and subject to the conditions (a) set forth herein, and (b) described in the qualified Offering Circular together with all exhibits thereto and materials included therewith, and all supplements, if any, related to this offering.

2.	Equity Offering. The Company is offering 77,560,000 Shares of its common stock directly to investors, and the selling stockholders, three of whom are also affiliates of the Company, are offering 2,440,000 Shares of Company common stock for resale, for a total of 80,000,000 Shares. The Company intends to satisfy approximately 97.0% of the amount subscribed for on each subscription agreement received in this offering with Shares offered by the Company and approximately 3.0% of such amount with Shares offered by the selling stockholders, in proportion to the Shares being offered by such selling stockholders in this offering. The minimum purchase is Twenty Five Thousand (25,000) Shares for Five Thousand Dollars ($5,000.00) Dollars. The Offering is being made to investors pursuant to Regulation A, 17 CFR 230.251 et seq.

3.	Documents to be Delivered. The undersigned is delivering to the Company executed copies of this Subscription Agreement (this “Agreement”) the Investor Suitability Questionnaire and all other applicable exhibits and documents (the “Subscription Documents”). The Subscription Documents should be executed and delivered to the Company at: Attn: Stock sales, Greenbelt Resources Corporation, 3500 Dry Creek Road, Unit 6, Paso Robles, CA 93446. The undersigned understands and agrees that he, she or it will not become a shareholder of the Company unless and until executed copies of the Agreement and Subscription Documents are executed and delivered to Company and full payment has been made, and the Company has accepted the same.

4.	Making of Payment for Purchase of Common Stock. The undersigned, simultaneously with the execution or delivery of the Subscription Documents to the Company, hereby tenders to the Company the Purchase Amount by check made payable to the order of Greenbelt Resources Corporation in the amount indicated above.

5.	Acceptance or Rejection of Subscription. The undersigned understands and agrees that the Company reserves the right, exercisable in its sole discretion, to accept or reject any subscription, in whole or in part, for any reason and that the undersigned will be notified by the Company as promptly as practicable as to whether his or its subscription has been accepted or rejected. If the undersigned’s subscription is accepted, in whole or in part, by the Company, the Company will execute this Agreement and the Shares shall be delivered to the undersigned. If this subscription is rejected by the Company, either in whole or in part, all funds, in the case of a rejection of the subscription in whole, or those funds representing the amount of the subscription not accepted by the Company, in the case of a rejection of the subscription in part, will be returned to the undersigned as promptly as practicable. If this subscription is rejected in whole by the Company, this Agreement shall be null, void and of no effect. The undersigned does not have the right to withdraw or revoke his or its subscription during the Offering period, except as provided by certain state laws, except that if more than thirty (30) days shall have passed from the date the Company received completed and executed Subscription Documents and the Purchase Amount from the undersigned (the “Acceptance Period”), and the Company has not accepted the subscription during the Acceptance Period, the undersigned may withdraw his or its subscription at any time after the Acceptance Period up until such time that the Company subsequently decides, in its sole discretion, to accept the subscription in whole or in part.

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6.	Offering Period. The Company may close in whole or in part or terminate this Offering at its sole discretion. If not earlier closed, the offering period will close on earlier of the date that is one year from the date this Offering begins and the date that all of the stock offered herein is sold.

7.	Closing of the Sale. The Shares subscribed for herein shall not be deemed made by the Company or held by the undersigned until this Agreement has been countersigned by the Company, and until the funds delivered by the undersigned to the Company with the Subscription Documents have been deposited and have been cleared by either the applicable bank of the Company or that of the Transfer Agent (the “Effective Date”). Upon the Effective Date, (a) the undersigned shall have purchased from the Company Shares subscribed for herein, (b) the undersigned shall become a shareholder of the Company and (c) both the undersigned and the Company shall be bound by the terms of the Offering Circular and the Subscription Documents and any other undertakings described herein.

8.	Representations and Warranties.

(a)	The Company hereby represents and warrants as follows:

(i)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(ii)	This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditor’s rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies under or by virtue of this Agreement). The Company has all requisite power and authority, corporate and other, to execute and deliver this Agreement and the Shares and to consummate the transactions contemplated hereby. All persons who have executed this Agreement on behalf of the Company have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement and the Shares nor the consummation of the transactions contemplated hereby will (A) violate any provision of the Certificate of Incorporation of the Company, as currently in effect; (B) violate any judgment, order, injunction, decree or award against, or binding upon, the Company or the securities, assets, properties, operations or business of the Company; or (C) violate any law or regulation applicable to the Company or to the securities, assets, properties, operations or business of the Company.

(b)	In order to induce the Company to accept the subscription made hereby, the undersigned hereby represents and warrants to the Company as follows:

(i)	The undersigned has been provided the Offering Circular and the Subscription Documents. The undersigned has relied only on the information about the Company contained in these documents and his or its own independent investigation in making his or its subscription.

(ii)	The undersigned has been provided the opportunity to review the qualified Offering Circular and become familiar with the terms and conditions of the Offering. The undersigned is aware that his or its investment involves a degree of risk and the undersigned has had the opportunity to read the section in the Offering Circular titled “Risk Factors.”

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(iii)	The undersigned hereby specifically accepts and adopts each and every provision of this Agreement and acknowledges and agrees with each and every provision of this Agreement and, upon acceptance by the Company of the subscription made hereby, agrees to be bound by such provisions.

(iv)	The undersigned acknowledges and is aware that there is no assurance as to the future performance of the Company.

(v)	The undersigned, if an individual (a) has reached the age of majority in the state in which he or she resides and (b) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth below his signature on the signature page hereof and has no present intention of becoming a resident of any other state or jurisdiction. The undersigned, if a partnership, corporation, trust or other entity, was organized or incorporated under the laws of the jurisdiction set forth below the signature made on its behalf on the signature page hereof and has no present intention of altering the jurisdiction of its organization, formation or incorporation.

(vi)	The undersigned understands that, to be able to purchase Shares, the undersigned must either (a) be an “accredited investor” as such term is defined in Rule 501of Regulation D under the Securities Act of 1933, as amended (the “Act”), or (b) limit the aggregate purchase price for the Shares to no more than 10% of the greater of the undersigned’s annual income or net worth. The undersigned understands that the undersigned should determine net worth for purposes of these representations and warranties by calculating the difference between total assets and total liabilities, and such determination (x) must exclude the value of the primary residence, (y) must exclude any indebtedness secured by the primary residence up to the estimated fair market value of the primary residence as of the date of this Agreement (except that any such indebtedness that has been incurred within 60 days before the date of this Agreement, other than as a result of the acquisition of the primary residence, must be included) and (z) must include any indebtedness secured by the primary residence above the estimated fair market value of the primary residence as of the date of this Agreement. In light of the foregoing, the undersigned is able to purchase Shares because the undersigned is: (1) an “accredited investor” as such term is defined in Rule 501of Regulation D under the Act; or (2) an individual, and the aggregate purchase price for the Shares is no more than 10% of the greater of the undersigned’s annual income or net worth.

(vii)	The undersigned has been given the opportunity to review the merits of an investment in the Shares with tax and legal counsel or with an investment advisor to the extent the undersigned deemed advisable.

(viii)	The undersigned’s overall commitment to invest in the Shares, which are not readily marketable, is not disproportionate to his or its net worth and his, her or its investment in the Shares will not cause such overall commitment to become excessive.

(ix)	The undersigned has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Shares.

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(x)	The undersigned has been given a full opportunity to ask questions of and to receive (A) answers from the Company and its management concerning the terms and conditions of this Offering and the Shares and the business of the Company and (B) such other information as he, she or it desired in order to evaluate an investment in the Shares, and all such questions have been answered to the full satisfaction of the undersigned. No oral or written representations have been made or oral or written information furnished to the undersigned or the undersigned’s advisors in connection with the Shares or the Offering or interests that were in any way inconsistent with this Subscription Agreement. The undersigned is not participating in the Offering as a result of or subsequent to: (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(xi)	If the undersigned is a corporation, partnership, trust or other entity, it is authorized and qualified to enter into the Subscription Document and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(xii)	If the undersigned is a corporation, partnership, trust or other entity, the person signing this Agreement on its behalf hereby represents and warrants that (1) the information contained in this Agreement completed by such corporation, partnership, trust or other entity is true and correct with respect to such corporation, partnership, trust or other entity and that the person signing this Agreement has made due inquiry to determine the truthfulness and accuracy of the information contained in this Agreement; and (2) the purchase of the Shares by the undersigned has been duly authorized, and the execution, delivery and performance of this Agreement does not conflict with the undersigned’s partnership agreement, certificate of incorporation, by-laws, articles of organization, operating agreement or any agreement to which the undersigned is a party and this Agreement is a valid and binding agreement enforceable against the undersigned in accordance with its terms.

(xiii)	The undersigned hereby represents that he or it is subscribing for the Shares solely for the account of the undersigned, for investment purposes only and not with a view to, or for, subdivision, resale, distribution, or fractionalization thereof, in whole or in part, or for the account, in whole or in part, of others, and, except as disclosed herein, no other person has a direct or indirect beneficial interest in the Shares. The undersigned will hold the Shares as an investment and has no reason to anticipate any change in circumstances or other particular occasion or event, which would cause the undersigned to attempt to sell any of the Shares. The undersigned is not, and is not acting as, an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; and the undersigned has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

(xiv)	The undersigned acknowledges his, her or its understanding that (a) the Offering of the Shares by the Company has not been registered under the Act or the securities laws of certain states in reliance on specific exemptions from registration, (b) neither the Securities and Exchange Commission or the securities department of any state and no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company or the Shares, and (c) the Offering of the Shares by the Company is intended to be exempt from registration pursuant to Section 3(b) of the Act and the rules promulgated thereunder by the Securities and Exchange Commission.

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(xv)	The undersigned further acknowledges that there can be no assurance that the Company will file any registration statement for the Shares for which the undersigned is subscribing, that such registration statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until the undersigned sells the Shares registered thereon.

(xvi)	The undersigned understands that this Agreement is subject to the Company’s acceptance and may be rejected by the Company at any time in its sole discretion in whole or any part prior to issuance of the Shares with respect to the undersigned’s subscription, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned’s subscription. The Company reserves the right to withdraw the Offering at any time.

(xvii)	The undersigned acknowledges that this Agreement shall become binding upon the undersigned when it is countersigned by the Company and the undersigned is not entitled to cancel, terminate, or revoke this subscription before or after acceptance by the Company, except as otherwise provided in this Agreement.

(xviii)	All information provided by the undersigned in this Agreement and the Investor Suitability Questionnaire which accompanies this Agreement is true and accurate in all respects, and the undersigned acknowledges that the Company will be relying on such information to its possible detriment in deciding whether the Company can sell the Shares to the undersigned without giving rise to the loss of an exemption from registration under the applicable securities laws.

(xix)	By making any representations the undersigned has not waived any right of action it may have under the applicable federal securities laws. Federal securities laws specifically provide that any such waiver would be unenforceable.

9.	Foreign Person. If the undersigned has indicated on the signature page of this Agreement that he, she or it is a foreign person, he, she or it agrees to notify the Company in writing within sixty (60) days of becoming a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or other foreign entity, as the case may be.

10.	Indemnity. The undersigned agrees to indemnify and hold harmless the Company, its managers, members, agents, attorneys and affiliates and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in this Agreement or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

11.	Notice. All notices in connection with this Agreement shall be in writing and personally delivered or delivered via overnight mail, with written receipt therefore, or sent by certified mail, return receipt requested, to each of the parties hereto at their addresses set forth above (or such other address as may hereafter be designated by either party in writing in accordance with this Section 11) with a copy, in the case of notice to the Company, to Greenbelt Resources Corporation, 3500 Dry Creek Road, Unit 6, Paso Robles, CA 93446. Such notice shall be effective upon personal or overnight delivery or five (5) days after mailing by certified mail.

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12.	Miscellaneous.

(a)	This Agreement is not assignable by the undersigned. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and, subject to the above limitation, their assigns, and shall not be enforceable by any third party.

(b)	This Subscription Agreement shall be governed by and construed in accordance with the law of the State of Nevada applicable to instruments negotiated, executed and to be performed in that State, without regard to the conflicts of law principles of that State. The Company and the undersigned hereby consent to the jurisdiction of the state and federal courts located in Palm Beach County, Florida, over any disputes, actions, suits or claims relating to this Agreement and the Offering.

(c)	This Agreement contains all oral and written agreements, representations and arrangements between the parties with respect to its subject matter, and no representations or warranties are made or implied, except as specifically set forth herein. No modification, waiver or amendment of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties to this Agreement.

(d)	No waiver of any breach of any terms of this Agreement shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall be construed as a waiver of any subsequent breach of that term or of any other term of the same or different nature.

(e)	If any provision or portion of this Agreement or the application thereof to any person or party or circumstances shall be invalid or unenforceable under applicable law, such event shall not affect, impair, or render invalid or unenforceable the remainder of this Agreement.

(f)	Each of the parties hereto shall cooperate and take such actions, and execute such other documents, at the execution hereof or subsequently, as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

(g)	Any representations made herein may be asserted as a defense in any subsequent litigation by either party.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, the undersigned, by his, her or its execution hereof, agrees to be bound by this Agreement.

Executed this _______ day of __________________, 2016, at ___________________ (City),

______________________________ (State), ________________________________________ (Country)

If the Investor is an INDIVIDUAL, complete the following:

The undersigned (circle one): [is] [is not] a citizen or resident of the United States.

Signature of Individual	Signature of Spouse

Name of Individual	Name of Spouse if Funds are to be invested in Joint Name or are Community Property

Social Security Number of Individual	Social Security Number of Spouse

Print Address of Residence:

(______)______________________________	(______)_____________________________
Telephone Number	Telephone Number

[Signature page to Subscription Agreement]

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If the investor is a PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY, complete the following:

The undersigned (circle one) [is] [is not] a foreign partnership, foreign corporation, trust or foreign estate (as defined in the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder).

Print Name of Partnership/Corporation/Trust/Entity:	Title of Authorized Representative:

Signature of Authorized Representative:	Jurisdiction of Organization or Incorporation:

Name of Authorized Representative:	Federal Tax Identification Number:

Address	(______)_____________________________
Telephone Number

[Signature page to Subscription Agreement]

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ACCEPTANCE

The terms of the foregoing, including the subscription described therein, are agreed to and accepted on this ____ day of ____________, 2016.

Greenbelt Resources Corporation

By:
Name:	Joseph Pivinski
Its:	Chief Financial Officer

[Signature page to Subscription Agreement]

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GREENBELT RESOURCES CORPORATION

Investor Suitability Questionnaire

To: Prospective purchasers of shares of Common Stock (the “Shares”) offered by Greenbelt Resources Corporation (the “Company”).

The Purpose of this Questionnaire is to solicit certain information regarding your financial status to determine whether you are an “Accredited Investor,” as defined under applicable federal and state securities laws, and otherwise meet the suitability criteria established by the Company for purchasing Common Shares.

Applicable security laws do not require you to be an Accredited Investor to participate in this Offering but the Company reserves the right to enforce more stringent criteria.

This questionnaire is not an offer to sell securities.

Your answers will be kept as confidential as possible. You agree, however, that this Questionnaire may be shown to such persons as the Company deems appropriate to determine your eligibility as an Accredited Investor or to ascertain your general suitability for investing in the Shares.

Please answer all questions completely and execute the signature page.

Representation as to Investor Status.

a)	Accredited Investor. Please initial each item applicable to you as an subscriber in the Offering (a “Subscriber”).

_____ (i) A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of Subscriber’s purchase, exceeds $1,000,000;

_____ (ii) A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

_____ (iii) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____ (iv) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_____ (v) An insurance company as defined in section 2(13) of the Exchange Act;

_____ (vi) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____ (vii) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____ (viii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____ (ix) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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_____ (x) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (xi) An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_____ (xii) A director or executive officer of the Company;

_____ (xiii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____ (xiii) An entity in which all of the equity owners qualify under any of the above subparagraphs.

_____ (xiv) Subscriber does not qualify under any of the investor categories set forth in (i) through (xii) above.

b)	Net Worth. The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of a person’s primary home).

c)	Income. In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

d)	Type of Subscriber. Indicate the form of entity of Subscriber:

[ ]	Individual	[ ]	Limited Partnership
[ ]	Corporation	[ ]	General Partnership
[ ]	Revocable Trust
[ ]	Other Type of Trust (indicate type): _________________________________________
[ ]	Other (indicate form of organization): ______________________________

(i) If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: ___________________________________________.

(ii) If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

_____________	True
_____________	False

If the “False” box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

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Prospective Investor’s Representations

The information contained in this Investor Suitability Questionnaire is true and complete, and the undersigned understands that the Company and its counsel will rely on such information for the purpose of complying with all applicable securities laws as discussed above. The undersigned agrees to notify the Company promptly of any change in the foregoing information which may occur prior to any purchase by the undersigned of securities from the Company.

INDIVIDUALS:

Signature of Individual	Signature of Spouse

Name of Individual	Name of Spouse

Date	Date

PARTNERSHIPS, CORPORATIONS, TRUSTS OR OTHER ENTITIES:

Print Name of Partnership/Corporation/Trust/Entity:	Title of Authorized Representative:

Signature of Authorized Representative:

Name of Authorized Representative:

Date

[Signature page to Investor Suitability Questionnaire]

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